UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 14, 2008

OMNIRELIANT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51599	54-2153837
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4218 West Linebaugh Ave.
Tampa, FL 33624
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (813) 885-5998

Copies to:
Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 14, 2008 OmniResponse, Inc., a Nevada corporation (“OmniResponse”) and wholly owned subsidiary of OmniReliant Holdings, Inc. (the “Company”), entered into a Consulting Agreement (the “Agreement”) with Harrington Business Development, a Florida corporation (“Harrington”), pursuant to which Harrington shall provide consulting services to OmniResponse as an independent contractor. The Consulting Agreement is attached hereto as Exhibit 99.1.

Under the Agreement, Harrington is to render advice and consulting as may be requested by OmniResponse from time to time in connection with the OmniResponse's business throughout the United States and world wide. Harrington shall keep OmniResponse informed of all corporate business opportunities which shall come to its attention and appear beneficial to OmniResponse's business. OmniResponse may decline to accept a business opportunity presented by Harrington and in such case Harrington shall be free to pursue said business opportunity provided it does not prevent Harrington from providing the services that are required under this Agreement.

As part of the consideration for the services to be rendered under the Agreement by Harrington and as partial compensation for the income Harrington could have otherwise earned if they had not agreed to remain available to the OmniResponse, OmniResponse shall pay Harrington $50,000 per month, net of $5,000 for office rent at a location to be determined by OmniResponse.

The Agreement shall continue until July 14, 2009, subject to the termination provisions of the Agreement, and shall terminate unless extended for one or more additional periods of one (1) year by mutual written agreement of the parties

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 14, 2008, Kevin Harrington resigned as a member of the Board of Directors the Company, effective July 11, 2008. There was no disagreement or dispute between Kevin Harrington and the Company which led to his resignation. A copy of Kevin Harrington’s letter of resignation is attached hereto as Exhibit 99.2

On July 14, 2008, Timothy Harrington resigned as a member of the Board of Directors of the Company, effective July 11, 2008. There was no disagreement or dispute between Timothy Harrington and the Company which led to his resignation. A copy of Timothy Harrington’s letter of resignation is attached hereto as Exhibit 99.3

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Consulting Agreement by and between OmniResponse, Inc. and Harrington Business Development, dated July 14, 2008

99.2	Resignation Letter of Kevin Harrington, dated July 14, 2008

99.3	Resignation Letter of Timothy Harrington, dated July 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniReliant Holdings, Inc.

Date: July 18, 2008	/s/ Paul Morrison
Paul Morrison Chief Executive Officer